EXHIBIT 10.40
EXECUTION COPY

AMENDMENT NO. 5 TO LEASE

THIS AMENDMENT NO. 5 TO LEASE (“Amendment No. 5”) is made as of the 11th day of April, 2019 (“Effective Date”), by and between SQUARE 54 OFFICE OWNER LLC, a Delaware limited liability company (“Landlord”), and VANDA PHARMACEUTICALS INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, by Lease dated as of July 25, 2011 (the “Initial Lease”), as amended by that Amendment No. 1 to Lease dated as of March 18, 2014 (“Amendment No. 1”), and that Amendment No. 2 to Lease dated as of June 20, 2016 (“Amendment No. 2”), and that Amendment No. 3 to Lease dated as of March 28, 2018 (“Amendment No. 3”), and that Amendment No. 4 to Lease dated as of March 29, 2018 (“Amendment No. 4”) (the Initial Lease, Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4, collectively, the “Lease”), Landlord is leasing to Tenant thirty-three thousand five hundred thirty-four (33,534) square feet of rentable area (the “Premises”) located in the East Tower of the building located at 2200 Pennsylvania Avenue, N.W., Washington, D.C. (the “Building”), which includes, without limitation, three thousand two hundred seventy-four (3,274) square feet of rentable area located on the second (2nd) floor more particularly defined as the “Amendment No. 3 Expansion Space”;

WHEREAS, Landlord granted Tenant the Amendment No. 3 Allowance to be applied to Tenant alterations costs in the Amendment No. 3 Expansion Space; and

WHEREAS, Landlord and Tenant desire to amend the Lease to extend the period during which Tenant may requisition the Amendment No. 3 Allowance and to modify certain other terms of the Lease in accordance with and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.    Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as provided for such terms in the Lease.

2.    Extension of Time for Amendment No. 3 Allowance. Amendment No. 3 is hereby amended by deleting the phrase “within twelve (12) months after the Expansion Commencement Date” in the second-to-last line of Section 6(d)(iii) and inserting the phrase “on or before June 30, 2020” in its stead.

3.    Ratification. Except as otherwise expressly modified by the terms of this Amendment No. 5, the Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Landlord and Tenant enforceable according to the terms thereof.

4.    Broker. Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Amendment No. 5. Landlord and Tenant shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Landlord or Tenant or with whom Landlord or Tenant has dealt in connection with this Amendment No. 5.

5.    Authority.

    (a)    Tenant hereby represents and warrants to Landlord that Tenant is a duly organized and existing corporation and is in good standing under the laws of the State of Delaware and the District of Columbia, that all necessary corporate action has been taken to enter into this Amendment No. 5 and that the person signing this Amendment No. 5 on behalf of Tenant has been duly authorized to do so.

    (b)    Landlord hereby represents and warrants to Tenant that Landlord is a duly organized and existing limited liability company and is in good standing under the laws of the State of Delaware and the District of Columbia, that all necessary company action has been taken to enter into this Amendment No. 5 and that the person signing this Amendment No. 5 on behalf of Landlord has been duly authorized to do so.

6.    Landlord and Tenant Representations and Acknowledgements.

    (a)    To the best of Tenant’s knowledge, Landlord has performed all of its obligations under the Lease. To the best of Tenant’s knowledge, Landlord is not in default under the Lease as of the date hereof, and Tenant is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Landlord under the Lease. Tenant has no current claims, defenses or set-offs of any kind to the payment or performance of Tenant’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Tenant to Landlord, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Tenant under the Lease as of the date hereof.

    (b)    To the best of Landlord’s knowledge, Tenant has performed all of its obligations under the Lease. To the best of Landlord’s knowledge, Tenant is not in default under the Lease as of the date hereof, and Landlord is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Tenant under the Lease. Landlord has no current claims, defenses or set-offs of any kind to the payment or performance of Landlord’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Landlord to Tenant, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Landlord under the Lease as of the date hereof.

7.    Mutual Negotiation. Landlord and Tenant each hereby covenants and agrees that each and every provision of this Amendment No. 5 has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment No. 5, Landlord and Tenant each does hereby waive any claim of authorship against the other party.

8.    General Provisions. Landlord and Tenant agree that the terms and conditions of this Amendment No. 5 shall also be subject to the same provisions regarding confidentiality as are contained within Section 25.20 of the Initial Lease.

9.    Binding Effect. This Amendment No. 5 shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. All of the covenants contained in this Amendment No. 5, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, and permitted successors and assigns.

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Signature page follows.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 5 to Lease as of the date and year first above written.

LANDLORD:

SQUARE 54 OFFICE OWNER LLC,
a Delaware limited liability company

By:    BP/DC PROPERTIES, INC.,
a Maryland corporation, its sole member and manager

By:    /s/ John J. Stroman
Name:    John J. Stroman
Title:    Vice President, Leasing

TENANT:

VANDA PHARMACEUTICALS INC.,
a Delaware corporation

By:    /s/ Mihael H. Polymeropoulos
Name:    Mihael H. Polymeropoulos
Title:    President and CEO

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